SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT
                                       AND
                               CESSATION AGREEMENT

        This Agreement, made and entered into this 14th day of April, 1997, by and between Troy H. Lowrie ("Lowrie"), Red River Concepts, Inc., ("Red River"), a Delaware corporation, Western Country Clubs, Inc., ("WCCI"), a Colorado corporation, Jebco, L.L.C. ("Jebco"), John Michael Love Trust, ("JML Trust"), a qualified subchapter S Trust, and L A F, A Limited Partnership ("LAF").

        Witnesseth:

        Whereas, Red River and Lowrie desire to amend that Stock Purchase Agreement dated September 20, 1996, as amended November 26, 1996, and as amended February 4, 1997; and

        Whereas, Lowrie and WCCI desire to make certain agreements concerning certain debts owed by WCCI to Lowrie; and

        Whereas, Jebco, JML Trust, and LAF desire to purchase shares of WCCI stock from Lowrie;

        Now therefore, the parties hereto have agreed with each other as follows:

        1. Upon execution of this Agreement, Red River, Lowrie, and WCCI agree to amend the Stock Purchase Agreement dated September 20, 1996, and amended on November 26, 1996, and on February 4, 1997, to change the purchase price for the 800,000 shares of WCCI common stock already purchased by Red River under the Agreement and to change the purchase price for the 300,000 shares of WCCI common stock to be purchased under the Agreement, all as set forth hereinafter:

          A. The new purchase price for the 800,000 shares of WCCI common stock previously purchased by Red River shall be $400,000, consisting of $100,000 paid in cash and $300,000 to be paid by a promissory note in the amount of $300,000, payable to Lowrie, bearing interest at the rate of ten percent per annum, with the entire balance of principal and interest due on July 14, 1997. The $800,000 note dated September 20, 1996, previously owed by Red River, which constituted the original purchase price of the 800,000 shares, shall be canceled and rendered null and void and Lowrie agrees to return the original $800,000 note to Red River.

          B. 132,500 shares shall be purchased by JML Trust for $66,250, all paid in cash upon execution hereof.

          C. 30,000 shares shall be purchased by Jebco for $15,000, all paid in cash upon execution hereof.

          D. 137,500 shares shall be purchased by LAF for $68,750, all paid in cash upon execution hereof.

        2. As collateral for the above mentioned $300,000 note, Red River agrees to pledge 550,000 shares of its WCCI common stock presently pledged to an $800,000 note, and Lowrie agrees to keep 550,000 shares of WCCI stock as collateral for the $300,000 note, and Lowrie agrees to deliver to Red River the 250,000 remaining shares.

        3. Lowrie and Red River agree to cancel any obligations Red River may have had in the original Stock Purchase Agreement regarding purchase of shares of "Third Shares", and also agree to cancel the Voting Trust previously entered into between Lowrie and Red River.

        4. WCCI previously on February 4, 1997, in the Cessation Agreement executed on that date, agreed to indemnify Lowrie from any liability on certain obligations that Lowrie had either guaranteed or had collateralized on behalf of WCCI. In that connection, the parties agree to modify the provisions of paragraph 2(e) of the Cessation Agreement as follows:

        WCCI agrees to pay in full the balance and accrued interest owed to Colonial Bank, which balance is $278,116.60 as of the date hereof, and the

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entire  balance  and  accrued  interest  owed to  Lowrie  by WCCI by virtue of a
$100,000 loan made to WCCI, which balance is $106,176.78 as of the date hereof, from the proceeds of the SB2 offering of WCCI preferred convertible stock. In the event that said offering has not closed and the proceeds therefrom received by WCCI by June 1, 1997, then WCCI agrees to begin on June 1, 1997, making payments to Colonial Bank of $10,000 per month and pay the entire balance on December 31, 1997, and agrees to pay to Lowrie on the $100,000 loan the sum of $3,000 per month and pay the entire balance on December 31, 1997. WCCI agrees to remain liable under the indemnity agreement to Lowrie, and the said paragraph 2(e) of the Cessation Agreement shall otherwise remain unchanged.

        5. This Agreement, including the exhibits and other documents referred to herein or delivered pursuant hereto, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, with respect to the subject matter hereof. The terms and conditions of the original Stock Purchase Agreement and the Cessation Agreement, as amended, shall, unless modified herein, remain unchanged.

        6. The parties agree that Colorado law shall govern the terms of this Agreement.

        7. This Agreement and all of its terms and provisions contained herein shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. It is agreed that neither this Agreement, nor any of the rights, interests or obligations contained herein shall be assigned by the parties without the prior written consent of the parties.

        Witness our hands the day and year first above written.


Agreed to:                                    C.H. Financial Corporation

                                              By: /s/Joe R. Love
                                              --------------------------------
                                              Joe R. Love, President

                                              Red River Concepts, Inc.

                                              By: /s/ James E. Blacketer
                                              --------------------------------
                                              James E. Blacketer, President

                                              Western Country Clubs, Inc.

                                              By: /s/ James E. Blacketer
                                              --------------------------------
                                              James E. Blacketer, President
                                              By: /s/ Troy H. Lowrie
                                              --------------------------------
                                              Troy H. Lowrie

                                              JEBCO, L.L.C.
                                              By: /s/ Jeb Edward Blacketer
                                              --------------------------------
                                              Jeb Edward Blacketer, Manager

                                              L  A  F,  A  Limited   Partnership
                                              General Partner:

                                              New World Properties, Inc.

                                              By: /s/ Daniel J. Fioroni
                                              --------------------------------
                                              Daniel J. Fioroni, President

                                              John Michael Love Trust

                                              By: /s/ Jay Charles Johnston
                                              --------------------------------
                                              Jay Charles Johnston, Trustee